UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2012, Greg D. Kerley,  Executive Vice President and Chief Financial Officer of Southwestern Energy Company (the “Company”), advised the Company’s Board of Directors of his retirement as an officer of the Company effective as of October 1, 2012 (the “Effective Date”).  On August 2, 2012, the Company issued a press release announcing Mr. Kerley’s resignation as well as the promotion of R. Craig Owen, as of the Effective Date, to Senior Vice President, Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.    Mr. Kerley will continue to serve on the Board of Directors until the 2013 Annual Meeting of Shareholders, at which time Mr. Kerley intends to seek re-election to the Board.  On the Effective Date, Mr. Kerley will resign as a director of the Company’s subsidiaries.

(c)  Appointment of Senior Vice President, Chief Financial Officer.  On July 31, 2012, as of the Effective Date, the Board of Directors promoted R. Craig Owen, 43, to the position of Senior Vice President, Chief Financial Officer, to serve until the next annual meeting of stockholders and/or until his successor shall be duly elected and shall qualify.  In his capacity as the Company’s principal financial officer, Mr. Owen will report to Steven L. Mueller, the Company’s President & Chief Executive Officer. Mr. Owen joined the Company as Controller in July 2008 and was promoted to Senior Vice President in May 2012. Immediately prior to joining the Company, he was Controller, Operations Accounting of Anadarko Petroleum Corporation, where he had held various managerial positions since 2001. Prior to Anadarko Petroleum, Mr. Owen was a business assurance manager at PricewaterhouseCoopers LLP in Houston, Texas, serving clients in the energy, insurance, banking and investment industries, and held various financial reporting roles with ARCO Pipe Line Company and Hilcorp Energy Company.  Mr. Owen holds a bachelor of business administration degree in accounting from Texas A&M University and is a Certified Public Accountant.

The selection of Mr. Owen was not pursuant to any arrangement or understanding between him and any other person.  There is no family relationship between Mr. Owen and any director or executive officer of the Company.

There are no transactions between Mr. Owen and the Company that are required to be reported under Item 404(a) of Regulation S-K.

On July 31, 2012, the Compensation Committee of the Company’s Board of Directors approved the terms of compensation for Mr. Owen in his new role of Senior Vice President, Chief Financial Officer, which in recognition of the immediate increase in his responsibilities as he transitions into his new role, are effective as of August 1, 2012 and consist of: (a) an annual base salary of $370,000; (b) continued participation in the Company’s Incentive Compensation Plan (the “ICP”) with an increase in his target  from 100%  to 125%  of the base salary actually paid during the plan year, prorated from the Effective Date; (c) continued participation in the Company’s SERP and Non-Qualified Plan; and (d) the following continued perquisites: the payment of dues for one social club designated by the Company, a $7,380 annual car allowance, estate and financial planning expenses up to $10,000 per year and a medical reimbursement plan that covers all out-of-pocket expenses. Upon his joining the Company in 2008, Mr. Owen and the Company entered into an amended and restated indemnity agreement providing indemnification from the Company, and an executive severance agreement that entitles him to receive a payment if within three years after a “change in control,” (i) his employment is terminated without “cause” or (ii) he voluntarily terminates employment with the Company for “good reason” (the “Existing Severance Agreement”). The Existing Severance Agreement does not provide severance benefits outside the context of a change in control. The severance payment for Mr. Owen under the Existing Severance Agreement is equal to the product of 2.0 and the sum of base salary as of his termination date plus the maximum bonus opportunity available to him under the ICP, and the Company will reimburse him for any taxes imposed as a result of the change in control benefits under the so-called “parachute” tax imposed by Section 280G of the Code.

Appointment of Vice President and Controller.  On July 31, 2012, as of the Effective Date, the Board of Directors promoted Josh C. Anders, 36, to the position of Vice President and Controller, to serve until the next annual meeting of stockholders and/or until his successor shall be duly elected and shall qualify.  In his capacity as the Company’s principal accounting officer, Mr. Anders will report to Mr. Owen. Mr. Anders joined the Company as Director, Finance in March 2010.  In March 2011, he assumed the position of Director, Corporate and Midstream Accounting and, in January 2012, he was promoted to Senior Director, Corporate and Midstream Accounting. Immediately prior to joining the Company, from 2007 to 2009, he was Vice President, Business Development and Treasurer of Beryl Oil and Gas LP.  Prior to that, he held various accounting and finance managerial positions with Pogo Producing Company.  Mr. Anders holds a bachelor of science in finance from Louisiana State University, and an executive masters of business administration from Texas A&M University.  He is a Certified Public Accountant.

The selection of Mr. Anders was not pursuant to any arrangement or understanding between him and any other person.  There is no family relationship between Mr. Anders and any director or executive officer of the Company.

There are no transactions between Mr. Anders and the Company that are required to be reported under Item 404(a) of Regulation S-K.

On July 31, 2012, the Compensation Committee of the Company’s Board of Directors approved the terms of compensation for Mr. Anders in his new role of Vice President and Controller, which in recognition of the immediate increase in his responsibilities as he transitions into his new role, are effective as of August 1, 2012 and consist of:  (a) an annual base salary of $250,000; (b) continued participation in the ICP with an increase in his target  from 50%  to 65%  of the base salary actually paid during the plan year, prorated from Effective Date; (c) continued participation in the Company’s Non-Qualified Plan and (d) the following perquisites: the payment of dues for one social club designated by the Company, a $7,380 annual car allowance, estate and financial planning expenses up to $10,000 per year and a medical reimbursement plan that covers all out-of-pocket expenses.

On the Effective Date, Mr. Anders and the Company will enter into an indemnity agreement and an executive severance agreement, the forms of which are expected to be consistent with the forms of indemnity agreement incorporated by reference as Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”) and executive severance agreement incorporated by reference as Exhibit 10.2 to the 2011 Form 10-K (as amended by Exhibit 10.3 to the 2011 Form 10-K).  The executive severance agreement will entitle him to receive a payment if within three years after a “Change in Control,” (i) his employment is terminated without “Cause” or (ii) he voluntarily terminates employment with the Company for “Good Reason”. The severance payment for Mr. Anders will be equal to the product of 2.0 and the sum of base salary as of his termination date plus the maximum bonus opportunity available to him under the Incentive Compensation Plan.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press release, dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: August 6, 2012	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated August 2, 2012.